UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  August 18, 2014

BLUE CALYPSO, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-53981                                                 20-8610073

(Commission File Number)                               (IRS Employer Identification No.)

19111 North Dallas Parkway, Suite 200

Dallas, TX                                                      75287

(Address of principal executive offices)                          (Zip Code)

(972) 695-4776

(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

On August 18, 2014, Blue Calypso, Inc. (the “Company,” “we” or “us”), pursuant to a Securities Purchase Agreement (the “Purchase Agreement”), issued to certain accredited investors 14,250,000 shares of our common stock (the “Shares”) for an aggregate purchase price of $1,425,000. In connection with the offering, we paid a placement agent a cash commission equal to 8% of the gross proceeds received by us from investors introduced by the placement agent. The total commission paid on the offering was $90,000.

The Shares were sold to a limited number of accredited investor, without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The Shares may not be transferred or sold absent registration under the Securities Act or the availability of an applicable exemption therefrom.

A copy of the press release announcing the transaction is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 3.02

Unregistered Sales of Equity Securities.

The information provided under Item 1.01 regarding the unregistered sale of equity securities is incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.

Description

99.1

Press Release dated August 20, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE CALYPSO, INC.

Date:  August 20, 2014

By: /s/ William Ogle

       William Ogle

Chief Executive Officer

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